UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2025

COLONY BANKCORP, INC.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	001-42397 (Commission File Number)	58-1492391 (IRS. Employer Identification Number)
115 South Grant Street, Fitzgerald, Georgia 31750 (Address of principal executive offices) (Zip Code) (229) 426-6000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	CBAN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section l3(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective December 1, 2025, Colony Bankcorp, Inc., a Georgia corporation (“CBAN” or the “Company”) and the Company’s wholly-owned subsidiary, Colony Bank, completed the previously announced merger (the "Merger") with TC Bancshares, Inc., a Georgia corporation (“TCBC”), and TCBC’s wholly-owned subsidiary, TC Federal Bank. At the effective time of the Merger (the "Effective Time"), TCBC merged with and into CBAN, with CBAN as the surviving entity, and TC Federal Bank merged with and into Colony Bank, with Colony Bank as the surviving entity, pursuant to the terms and conditions of the Agreement and Plan of Merger by and among CBAN, Colony Bank, TCBC and TC Federal Bank, dated as of July 23, 2025 (the "Merger Agreement").

Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of TCBC common stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive, at the election of each TCBC shareholder, either (i) $21.25 in cash (the “Per Share Cash Consideration”), or (ii) 1.25 shares of the Company’s common stock (the “Per Share Stock Consideration”), subject to customary proration and allocation procedures such that approximately 20% of TCBC shares were converted to cash consideration and the remaining 80% of TCBC shares were converted to CBAN common stock.

At the Effective Time, each share of TCBC common stock subject to vesting restrictions under any TCBC stock plan that was outstanding immediately prior to the Effective Time fully vested and converted into the right to receive, as elected by the holder and subject to allocation procedures and applicable tax withholdings, either the Per Share Cash Consideration or the Per Share Stock Consideration.

At the Effective Time, each option to purchase shares of TCBC common stock (“TCBC Option”), whether vested or unvested, were cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of shares of common stock of TCBC subject to such TCBC Option times (ii) the excess, if any, of the Per Share Cash Consideration over the exercise price per share of common stock of TCBC under such TCBC Option, less applicable taxes required to be withheld with respect to such payment.

Each outstanding share of the Company’s common stock remains outstanding and is unaffected by the Merger.

As a result of the Merger, CBAN will issue approximately 3,839,748 shares of CBAN common stock and pay approximately $15,428,244 in cash to former TCBC shareholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events

On December 1, 2025, CBAN issued a press release announcing the completion of the Merger. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Audited financial statements of TC Bancshares, Inc. and its consolidated subsidiaries as of and for the years ended December 31, 2024 and 2023, and the notes related thereto, as well as the related Independent Auditor’s Reports, which are included in Exhibit 99.2 hereto and are incorporated herein by reference. Unaudited financial statements of TC Bancshares, Inc. and its consolidated subsidiaries as of and for the nine months ended September 30, 2025 and 2024, and the notes related thereto, which are included in Exhibit 99.3 hereto and are incorporated herein by reference.

(b) Pro forma financial information.

Unaudited pro forma combined financial information of Colony Bankcorp, Inc. and TC Bancshares, Inc. as of and for the year ended December 31, 2024 and as of and for the nine months ended September 30, 2025, and the notes related thereto, which are included in Exhibit 99.4 hereto and are incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated July 23, 2025, by and between Colony Bankcorp, Inc. and TC Bancshares, Inc. (incorporated by reference to Exhibit 2.1 to Colony Bankcorp, Inc.’s Current Report on Form 8-K filed on July 23, 2025).*

23.1	Consent of Wipfli LLP (with respect to TC Bancshares, Inc.).

99.1	Press Release of Colony Bankcorp, Inc., dated December 1, 2025.

99.2	Audited consolidated financial statements of TC Bancshares, Inc. as of and for the years ended December 31, 2024 and 2023.

99.3	Unaudited consolidated financial statements of TC Bancshares, Inc. as of and for the nine months ended September 30, 2025 and 2024.

99.4	Unaudited pro forma combined financial information of Colony Bankcorp, Inc. as of and for the year ended December 31, 2024 and as of and for the nine months ended September 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: December 1, 2025	By:	/s/ T. Heath Fountain
T. Heath Fountain
Chief Executive Officer